Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-262670) of CONSOL Energy Inc. pertaining to the registration of Debt Securities, Common Stock, Preferred Stock and Warrants,
•	Registration Statement (Form S-8 No. 333-221727) pertaining to the CONSOL Energy Inc. 2020 Amended and Restated Omnibus Performance Incentive Plan,
•	Registration Statement (Form S-8 No. 333-251852) pertaining to the CONSOL Energy Inc. 2020 Amended and Restated Omnibus Performance Incentive Plan, and
•	Registration Statement (Form S-8 No. 333-238173) pertaining to the CONSOL Energy Inc. 2020 Amended and Restated Omnibus Performance Incentive Plan;

of our reports dated February 10, 2023, with respect to the consolidated financial statements of CONSOL Energy Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of CONSOL Energy Inc. and Subsidiaries included in this Annual Report (Form 10-K) of CONSOL Energy Inc. and Subsidiaries for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 10, 2023